Exhibit 1.1

24,024,025 ORDINARY SHARES, NOMINAL VALUE US$0.0001

ENDO INTERNATIONAL PLC

ORDINARY SHARES

UNDERWRITING AGREEMENT

JUNE 4, 2015

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

Endo International plc, a public limited company incorporated under the laws of Ireland (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 24,024,025 ordinary shares of the Company, par value $0.0001 (the “Shares”) (such ordinary shares, the “Firm Securities”) and, at the election of the Underwriters, up to 3,603,603 additional Shares (the “Optional Securities”) (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

On May 18, 2015, The Company entered into an agreement and plan of Merger (the “Merger Agreement”) with Par Pharmaceutical Holdings, Inc. (“Par”), Hawk Acquisition Ireland Limited, Endo Limited, Endo Health Solutions Inc., Hawk Acquisition ULC (“Merger Sub”) and Shareholder Representative Services LLC, pursuant to which Merger Sub will merge with and into Par, with Par surviving the consummation of the merger (the “Merger”) as an indirect wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company will acquire (the “Acquisition”) all of the outstanding shares of Par common stock. The proceeds of the Offering are intended to be used to fund a portion of the purchase price for the Acquisition.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-204657) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission or pursuant to Section 8A of the Act, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”); any reference herein to the “Pricing Disclosure Package” shall refer to, as of the Applicable Time, the Preliminary Prospectus, the pricing information set forth on Schedule II(c) and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:30 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) Since the date of the most recent financial statements of the Company or any of its subsidiaries included or incorporated by reference in the Pricing Prospectus (i) there has not been any material change in the share capital, capital stock or increase in the long-term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital or capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Pricing Prospectus;

(g) The audited and unaudited consolidated financial statements and related notes of the Company and its subsidiaries (other than the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, to the extent superseded by the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2015 (the “Financial Statements Form 8-K”)) and, to the knowledge of the Company, of Par and its subsidiaries, contained or incorporated by reference in the Pricing Prospectus and the Prospectus (collectively, the “Financial Statements”) present fairly in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries and Par and its consolidated subsidiaries, as applicable, as of the dates and for the periods to which they apply and such financial statements of the Company and, to the knowledge of the Company, of Par and its subsidiaries, have been prepared in accordance with GAAP, consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto). The financial data set forth under “Endo Summary Consolidated Financial Data,” “Par Summary Consolidated Financial Data” and “Summary Unaudited Pro Forma Condensed Combined Financial Information” included in the Pricing Prospectus and Prospectus and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Pricing Prospectus and the Prospectus from the Financial Statements Form 8-K have been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated subsidiaries and, to the knowledge of the Company, of Par and its subsidiaries, as of the respective dates and for the respective periods indicated. The unaudited pro forma financial information contained or incorporated by reference in the Pricing Prospectus and the Prospectus have been fairly presented on the bases described therein, and give effect to assumptions used in the preparation thereof that are reasonable and used in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial, statistical and market and industry-related data included or incorporated by reference in the Pricing Prospectus and Prospectus are fairly presented and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

(h) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below);

(i) The Company and each subsidiary of the Company that is a “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent such concept is applicable in the relevant jurisdiction), are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III to this Agreement;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus under the heading “Capitalization” in the “Actual” column; all of the outstanding Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise described in each of the Pricing Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (other than transfer restrictions under applicable securities laws) or any other claim of any third party;

(k) The Securities to be issued and sold by the Company to the Underwriters hereunder will be duly and validly authorized as of the First Time of Delivery and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Pricing Prospectus and the Prospectus; the Company has sufficient authorized but unissued share capital to allot and issue the Securities and the Securities will not be allotted and issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company;

(l) As of the First Time of Delivery, the Company will have the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken by the Company will have been duly and validly taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(m) None of the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (other than any lien, charge or encumbrance created, imposed or intended to be created or imposed by this Agreement) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, or (iii) assuming the accuracy of, and the Underwriters’ compliance with, the representations, warranties and agreements of the Underwriters herein, result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(p) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries of such provisions in all material respects;

(q) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings with respect to the Company or any of its subsidiaries are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or by others;

(r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t) Deloitte & Touche LLP, who have audited certain financial statements of Endo Health Solutions Inc. and its subsidiaries, and who have audited certain financial statements of Par and its subsidiaries, as of the date of their report and during the periods covered by such financial statements on which they reported, were independent public accountants with respect to the Company and its subsidiaries, and Par and its subsidiaries, respectively, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act. PricewaterhouseCoopers, LLP, who have audited certain financial statements of the Company and its subsidiaries and who have audited certain financial statements of Auxilium and its subsidiaries, are independent public accountants with respect to each of the Company and Auxilium and their respective subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act. Ernst and Young LLP, who have audited certain financial statements of Par and its subsidiaries, are independent auditors with respect to Par and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(u) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(w) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, or Par or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(y) The operations of the Company and its subsidiaries and, to the knowledge of the Company, Par and its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, Par or any of its subsidiaries, or, to the knowledge of the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(z) None of the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, or Par or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(aa) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the conduct of the businesses of the Company and its subsidiaries does not infringe, misappropriate or violate any Intellectual Property rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or violation of any such rights of others, in each case, which infringement, misappropriation or violation, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, required by the Act to be described in each of the Pricing Prospectus and the Prospectus and that is not so described;

(cc) The Company and its subsidiaries have timely paid all federal, state, local and foreign taxes (whether imposed directly or indirectly or through withholding and including any interest, additions to tax, or penalties applicable thereto) and filed all tax returns required to be paid or filed through the date hereof, except in any case in which the failure so to pay such taxes or to file such returns could not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company and its subsidiaries or any of their respective properties or assets, except as could not reasonably be expected to have a Material Adverse Effect;

(dd) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, exemptions, clearances, approvals, registrations, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Prospectus and the Prospectus (“Permits”), and all such Permits are in full force and effect; and except as described in each of the Pricing Prospectus and the Prospectus, none of the Company and its subsidiaries has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course;

(ee) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, the Company and its subsidiaries (i) are and at all times have been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by or on behalf of the Company or its subsidiaries (“Industry Laws”); (ii) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Industry Laws or any licenses, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Industry Laws (“Healthcare Permits”) that have not been resolved to the satisfaction of the FDA or other relevant authority; (iii) possess all Healthcare Permits, which are valid and in full force and effect, and are not in violation of any term of any such Healthcare Permit; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product, operation or activity of the Company or any of its subsidiaries is in violation of any Industry Laws or Healthcare Permits that have not been resolved to the satisfaction of the FDA or other relevant authority, and have no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Healthcare Permit, and have no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Industry Laws or Healthcare Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) to the Company’s knowledge, have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, correction, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product of the Company or any of its subsidiaries or any alleged defect or violation of any such product and, to the knowledge of the Company, no third party has initiated, conducted or intends to initiate any such notice or action;

(ff) To the Company’s knowledge, the preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Industry Laws and Healthcare Permits, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; (ii) the descriptions of the results of such studies, tests and trials contained or incorporated by reference in each of the Pricing Prospectus and Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; (iii) except to the extent disclosed in each of the Pricing Prospectus and Prospectus, the Company and its subsidiaries are not aware of any studies, tests or trials, the results of which the Company and its subsidiaries believe reasonably call into question the study, test, or trial results described or referred to in each of the Pricing Prospectus and Prospectus when viewed in the context in which such results are described and the clinical state of development; and (iv) except to the extent disclosed in each of the Pricing Prospectus and Prospectus, since December 31, 2009, none of the Company or any of its subsidiaries has received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company and its subsidiaries, as applicable;

(gg) Except to the extent disclosed in each of the Pricing Prospectus and the Prospectus, (i) each of the Company and its subsidiaries and, to the knowledge of the Company, the respective directors, officers, employees, and agents of each of the Company and its subsidiaries is, and at all times has been, in material compliance with all applicable healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates the manufacturing, development, testing, labeling, marketing or distribution of pharmaceutical or medical device products, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or pharmaceutical or medical device services (collectively, the “Health Care Laws”); (ii) none of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company or any of its subsidiaries have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other governmental or regulatory authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies, set forth in any Health Care Law; (iii) none of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in material debarment or exclusion under any Health Care Law, including, without limitation, 21 U.S.C. Section 335a; (iv) no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company or any of its subsidiaries; (v) none of the Company nor any of its subsidiaries has received any notification, correspondence or any other written or oral communication from any governmental or regulatory entity (including, without limitation, the FDA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General) of potential or actual material non-compliance by, or liability of, the Company or any of its subsidiaries, as applicable, under any Health Care Law; and (vi) none of the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory entity;

(hh) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and none of the Company is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company or any of its subsidiaries’ principal suppliers, contractors or customers, in each case except as could not reasonably be expected to have a Material Adverse Effect;

(ii) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, ordinances, requirements, decisions and orders relating to pollution, the protection of human health or safety, the environment, and natural resources, the use, handling, processing, distribution, transportation, treatment, storage, emission, discharge, disposal or release of, or exposure to, any hazardous or toxic materials, substances or wastes, pollutants or contaminants

(“Hazardous Materials”) (such laws, rules, regulations, ordinances, requirements, decisions and orders are referred to, collectively, as “Environmental Laws”), (b) have received, maintain in full force and effect and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, (c) do not own, operate or use any real property that contains any Hazardous Materials in amounts or under conditions that could reasonably be expected to result in liability under any Environmental Law, (d) are not subject to any claim or legal proceeding relating to Environmental Laws or Hazardous Materials, including any claim or legal proceeding with respect to violation of Environmental Law, liability as a “potentially responsible party”, costs of investigating or remediating sites containing Hazardous Materials, damages to natural resources and/or to any actual or alleged exposure to Hazardous Materials, and (e) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries; and (iii) except as described in each of the Pricing Prospectus and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, and (z) none of the Company nor their respective subsidiaries anticipates capital expenditures relating to any current or pending Environmental Laws;

(jj) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA);

(kk) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management reasonably believes are adequate to protect the Company and its subsidiaries, as well as their respective businesses; and none of the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(ll) None of the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(mm) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(nn) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(oo) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(pp) The Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, Endo Limited, Endo Health Solutions Inc., Hawk Acquisition Ireland Limited and Hawk Acquisition ULC, enforceable in accordance with its terms, and, to the knowledge of the Company, the Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the other parties thereto, enforceable in accordance with its terms, subject to the fact that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”). Except as described in the Pricing Prospectus, the Company, to its best knowledge, expects the Merger will be consummated in all material respects on the terms and by the date and as contemplated by the Merger Agreement, as described in each of the Pricing Prospectus and the Prospectus;

(qq) To the knowledge of the Company, the representations and warranties of Par and its subsidiaries contained in the Merger Agreement are true and correct in all material respects;

(rr) The Company is not currently expected to be treated as a passive foreign investment company for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years; and

(ss) There are no transfer taxes, stamp duty or other similar fees or charges under Irish or U.S. federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale, issuance and delivery of the Securities by the Company through the facilities of the Depositary Trust Company (“DTC”) to the Underwriters or initial purchasers of the Securities;

(tt) Except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, under the current laws and regulations of Ireland and any political subdivision thereof or therein having the power to tax, all dividends and other distributions declared and payable on the Securities shall be paid in US Dollars that may be converted into another currency and freely transferred out of such jurisdiction, and all such payments will be made free and clear, and without any deduction or withholding for or on account of, any current or future taxies, levies, imposts, duties, charges or other deductions or withholdings levied in Ireland or any political subdivision thereof or therein having the power to tax and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision thereof or therein having the power to tax; and

(uu) To the knowledge of the Company, as of the date of this Agreement, the existing composition agreement relating to shares in the Company dated February 21, 2014 between the Company and the Irish Revenue Commissioners (the “Composition Agreement”) and the existing special eligibility agreement for securities relating to shares in the Company dated March 3, 2014 between, among others, the Company, DTC, Cede & Co. and the National Securities Clearing Corporation (together referred to as “DTC”) (the “SEAS”), are each in force and both the Composition Agreement and the SEAS apply to the Securities subject to this Agreement.

2. Subject to the terms and conditions herein set forth, the Company agrees (a) to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $80.960625, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 3,603,603 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on June 10, 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file within the time periods specified in the Commission’s rules and forms all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file within the time periods specified in the Commission’s rules and forms all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Pricing Disclosure Package or such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders which may be satisfied by filing with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or the Shares to be issued in connection with the Merger or pursuant to the Warrant Transaction (as defined in the Prospectus), or pursuant to employee stock option plans or other employee equity award plans or other securities based compensation existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or contemplated by the Company’s definitive proxy statement with respect to its 2015 annual meeting), without the prior written consent of Goldman, Sachs & Co. (provided, that, each of the Representatives has been notified of such consent); provided, however, that the Company may issue or sell Shares, or enter into an agreement to issue Shares, in connection with any joint venture or the acquisition by the Company of the securities, businesses, property or other assets of another person or entity; provided, that (x) the number of Shares the Company may issue or sell or agree to issue or sell shall not in the aggregate exceed 10% of the Company’s outstanding Shares on a fully diluted basis after giving effect to the sale of the Securities contemplated by this Agreement and (y) the recipients of any Shares issued or sold shall provide to the Representatives a signed Lock-Up Agreement in the form of Annex A hereto (it being agreed that with respect to shareholders of a publicly traded target, the Company need only use commercially reasonable efforts to obtain such Lock-Up Agreements);

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list the Securities on the Nasdaq Stock Market Inc.’s National Market (“NASDAQ”);

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) The Company agrees that all amounts payable to the Underwriters pursuant to this Agreement shall be paid in US Dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in Ireland or any jurisdiction from or through which payment is made, or, in each case, any political subdivision thereof or therein, having the power to tax, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the Underwriters will receive the amount that they would otherwise have received but for such deduction or withholding.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus that would require a filing under the Act; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under the securities laws of such jurisdictions as you may request as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on NASDAQ; (v) the cost of preparing the Securities; (vi) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the related legal fees of, and disbursements by, counsel to the Underwriters (provided, however, that such fees and disbursements of the counsel to the Underwriters pursuant to clauses (iii) and (vi) shall not exceed $30,000), (vii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale to the Underwriters, (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, as of the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated, or to the Company’s knowledge, threatened by the Commission or pursuant to Section 8A of the Act and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i)Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion(s) and 10b-5 statement, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (ii) Matthew J. Maletta, Esq., Chief Legal Officer of the Company, shall have furnished to the Representatives his written opinion, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (iii) Arnold & Porter LLP, regulatory counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, and (iv) A&L Goodbody, Irish counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated such Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives,

(d) On the date of this Agreement and at each Time of Delivery, each of Deloitte & Touche LLP, PricewaterhouseCoopers, LLP and Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company and Par, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries, Auxilium and its subsidiaries and Par and its subsidiaries, as applicable, contained or incorporated by reference in each of the Pricing Prospectus and the Prospectus; provided, that the letters delivered at each Time of Delivery shall use a “cut-off” date no more than four business days prior to such Time of Delivery.

(e) The Representatives shall have received from the principal financial or accounting officer of the Company, (i) a certificate, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial information of the Company and its subsidiaries, and (ii) a certificate, dated each Time of Delivery in form and substance reasonably satisfactory to the Representatives, to the effect that the principal financial or accounting officer reaffirms the statements made in the letter furnished pursuant to clause (i) with respect to certain financial information of the Company and its subsidiaries.

(f) For the period from and after the date of this Agreement and prior to the Time of Delivery, no event or condition of a type described in Section 1(f) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company’s debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Securities shall have been duly listed for quotation on NASDAQ;

(k) The Company has obtained and delivered to the Underwriters executed copies of a lock-up agreement from all executive officers and directors (as provided in Annex B), substantially as set forth on Annex A;

(l) The Representatives shall have received at and as of such Time of Delivery satisfactory evidence of the good standing of the Company (to the extent such concept is applicable in Ireland) in Ireland and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) The Representatives shall have received at and as of such Time of Delivery a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Pricing Prospectus and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 1(c) and 1(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Time of Delivery, and (iii) to the effect set forth in paragraphs (f) and (g) above; and

(n) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized as of the First Time of Delivery.

9. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless such fees and expenses are being disputed in good faith (provided, that any fees and expenses not in dispute shall be required to be reimbursed), and (iii) the Indemnified Person shall have given at least 30 days written notice of its intention to settle. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to or insufficient to hold harmless an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities pursuant to this Agreement, or (ii) the allocation provided by clause (i) is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, defending or preparing to defend any such action or claim. Notwithstanding the provisions of this subsection (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations hereunder and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each of the Underwriters affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any of the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of (i) Goldman, Sachs & Co., 200

West Street, New York, New York 10282-2198, Attention: Registration Department; (ii) J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk, (iii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (iv) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, and Attention: General Counsel, fax: (212) 797-4564; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, all affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO OR ARISING FROM THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts and that a final judgment in any such action or any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

The Company shall appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent for service of process in any such suit, action or proceeding and agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. The Company agrees to deliver, upon the execution and delivery of this Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be reasonably necessary to continue such designation and appointment of CT Corporation System in full force and effect for so long as this Agreement, remains in force.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Endo International plc

By:	/s/ Orla Dunlea
Name: Orla Dunlea
Title: Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

   As representatives of the several Underwriters

   named in Schedule I hereto,

Goldman, Sachs & Co.,

By:	/s/ Rich Cohn
Name: Rich Cohn
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ David Ke
Name: David Ke
Title: Vice President

Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Deutsche Bank Securities Inc.

By:	/s/ Brad Miller
Name: Brad Miller
Title: Managing Director

By:	/s/ Isobel van Daesdonk
Name: Isobel van Daesdonk
Title: Managing Director

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	5,405,407	810,807
J.P. Morgan Securities LLC	5,405,407	810,807
Barclays Capital Inc.	5,405,407	810,807
Deutsche Bank Securities Inc.	5,405,407	810,807
RBC Capital Markets, LLC	506,766	76,018
Citigroup Global Markets Inc.	506,766	76,018
Morgan Stanley & Co. LLC	506,766	76,018
SunTrust Robinson Humphrey, Inc.	294,033	44,107
TD Securities (USA) LLC	294,033	44,107
Mitsubishi UFJ Securities (USA), Inc.	294,033	44,107

Total	24,024,025	3,603,603

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

None

(b)	Additional Documents Incorporated by Reference:

None

(c)	Orally Conveyed Pricing Information:

The public offering price per Security is $83.25

The number of Securities purchased by the Underwriters is 24,024,025

The amount of underwriting discounts and commissions is 2.75%

SCHEDULE III

Subsidiaries

1.	Endo Health Solutions Inc.
2.	Endo Pharmaceuticals Inc.
3.	Endo Pharmaceuticals Solutions Inc.
4.	CPEC LLC
5.	Endo Pharmaceuticals Valera Inc.
6.	Ledgemont Royalty Sub LLC
7.	Generics International (US Parent), Inc.
8.	Generics International (US Holdco), Inc.
9.	Generics International (US Midco), Inc.
10.	Generics International (US), Inc.
11.	Boca Pharmacal LLC
12.	DAVA Pharmaceuticals, Inc.
13.	DAVA Capital Management, Inc.
14.	DAVA International, LLC
15.	Moores Mill Properties L.L.C.
16.	Wood Park Properties LLC
17.	Generics Bidco I, LLC
18.	Generics Bidco II, LLC
19.	Vintage Pharmaceuticals, LLC
20.	Quartz Specialty Pharmaceuticals, LLC)
21.	American Medical Systems Holdings, Inc.
22.	American Medical Systems LLC.
23.	AMS Bermuda ULC
24.	AMS Medical Technologies ULS
25.	AMS Medical Systems Ireland Limited
26.	American Medical Systems Australia PTY LTD
27.	AMS Sales LLC
28.	AMS India, Inc.
29.	AMS Japan Inc.
30.	Laserscope
31.	American Medical Systems Luxembourg S.a.r.l.
32.	American Medical Systems UK Ltd.
33.	American Medical Systems France S.A.S.
34.	AMS Sverige AB (indirect)
35.	American Medical Systems Benelux B.V.B.A.
36.	American Medical Systems Iberica, SL
37.	American Medical Systems Europe B.V. (indirect)
38.	American Medical Systems Deutschland GmbH
39.	AMS Research LLC
40.	American Medical Systems Canada Inc.
41.	American Medical Systems Australia PTY LTD
42.	AMS Sverige AB

43.	AMS – American Medical Systems do Brasil Produtos Urlogicos e Ginecologicos Ltda
44.	Endo Limited
45.	Endo Management Limited
46.	Endo Ventures Limited
47.	Endo Ventures Bermuda Limited
48.	Endo Netherlands B.V.
49.	Endo U.S. Inc.
50.	Endo Finance LLC
51.	Endo Finco Inc.
52.	Endo LLC
53.	Endo Finance Limited
54.	Endo Finance II Limited
55.	Paladin Labs Canadian Holding Inc.
56.	Paladin Labs, Inc.
57.	Endo Luxembourg Holding S.a r.l.
58.	Endo Luxembourg Finance Company I S.a r.l.
59.	Endo Luxembourg Finance Company II S.a r.l.
60.	Grupo Framacéutico Somar, S.A. de C.V.
61.	Somar Farmacéutica, S.a. de C.V.
62.	Serral, S.A. de C.V.
63.	Suplementos Médicos Quirurgicos, S.A. de C.V.
64.	Somar Humana, S.A. de C.V.
65.	Genvet, S.A. de C.V.
66.	Somar Logística, S.A. de C.V.
67.	Lakeside Pharma, S.A. de C.V.
68.	Laboratorios Serral, S.A. de C.V.
69.	Advaita Pharma, S.A. de C.V.
70.	Alliance Pharma, S.A. de C.V.
71.	Pharma Inmobiliria, S.A. de C.V.
72.	Fundacion Somar, A.C.
73.	Auxilium Pharmaceuticals, Inc.
74.	Auxilium US Holdings, LLC
75.	Auxilium International Holdings, Inc.
76.	Endo Global Ventures
77.	Auxilium UK LTD
78.	Actient Pharmaceuticals LLC
79.	70 Maple Avenue, LLC
80.	Timm Medical Holdings, LLC
81.	Timm Medical Technologies, Inc.
82.	Actient Therapeutics, LLC
83.	Slate Pharmaceuticals, Inc.
84.	Biodene Distribuicao e Importacao Ltda.
85.	Paladin Labs Europe Limited
86.	Endo Ventures Cyprus Limited
87.	Laboratorios Paladin S.A.

88.	Paladin Labs (Barbados) Inc.
89.	Paladin Labs (USA) Inc.
90.	Paladin Labs (Ireland) Limited
91.	Altarex Medical Corp.
92.	Litha Healthcare Group Limited
93.	Pharmaplan (Pty) Ltd
94.	OTC Pharma SA (Pty) Ltd
95.	Litha Medical (Pty) Ltd
96.	Filterworks (Pty) Ltd
97.	Litha Health Care Holdings (Pty) Ltd
98.	Litha Healthcare Group SSC (Pty) Ltd
99.	LHG Project Bear (Pty) Ltd
100.	Newshelf 1223 (Pty) Ltd
101.	Firefly Investments 223 (Pty) Ltd
102.	Goldex 775 (Pty) Ltd
103.	Litha Vaccines (Pty) Ltd
104.	Litha Medical Consumables (Pty) Ltd
105.	Biovac Consortium (Pty) Ltd
106.	The Biologicals and Vaccines Institute of Southern Africa (Pty) Ltd (The Biovac Institute)
107.	Cape Biologicals (Pty) Ltd
108.	Pharmafrica (Pty) Ltd
109.	Litha Pharma (Pty) Ltd
110.	MS Patient Care Pharmacy (Pty) Ltd
111.	Aphrodite Women’s Health, LLC
112.	Aphrodite Women’s Health Germany GmbH
113.	Aphrodite Women’s Health Australia Pty, Ltd.
114.	Hawk Acquisition Ireland Limited
115.	Hawk Acquisition ULC
116.	Aphrodite Women’s Health France S.A.S.
117.	Cyprien FCTAA

ANNEX A

ENDO INTERNATIONAL PLC

Lock-Up Agreement

June 2, 2015

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Re:	Endo International plc - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Endo International plc, a public limited company incorporated under the laws of Ireland (the “Company”), providing for a public offering (the “Offering”) of the ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (“Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the final prospectus used to sell the Shares pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive the Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the

Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) by will or intestacy upon death of the undersigned, provided that the transferee agrees to be bound in writing by the terms set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (iv) with the prior written consent of Goldman, Sachs & Co. (provided, that, each of the Representatives has been notified of such consent); (v) in connection with any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (“10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such contract, instruction or plan was entered into prior to the date hereof; (vi) to the Company as forfeitures to satisfy tax withholding and remittance obligations of the Undersigned in connection with the exercise of options to purchase Shares or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards, in each case pursuant to employee benefit plans and related plans as in effect on the date hereof; (vii) acquired in open-market transactions after the closing of the Offering; provided that, in the cases of clause (vii) no filing by any party under the Exchange Act is required or shall be voluntarily made in connection with such disposition (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), or (viii) to the Underwriters pursuant to the Underwriting Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions in this Lock-Up Agreement shall not apply to transfers of up to an aggregate of 200,000 Shares for all parties executing Lock-Up Agreements, listed on Annex B to the Underwriting Agreement.

It is understood that, if (i) the Company notifies the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the offering of the Shares, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the Underwriting Agreement has not been executed by June 30, 2015, this Lock-Up Agreement shall be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX B

LIST OF LOCK-UP PARTIES

1.	Rajiv De Silva
2.	Suketu P. Upadhyay
3.	Daniel A. Rudio
4.	Roger H. Kimmel
5.	Shane M. Cooke
6.	John J. Delucca
7.	Arthus J. Higgins
8.	Nancy J. Hutson, Ph.D.
9.	Michael Hyatt
10.	William P. Montague
11.	Jill D. Smith
12.	William F. Spengler
13.	Matthew J. Maletta
14.	Camille Farhat
15.	Susan T. Hall
16.	Brian A. Lortie